Exhibit 10.14

FIRST AMENDMENT TO SECOND LIEN CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND LIEN CREDIT AGREEMENT (the “Agreement”) dated as of September 15, 2014 (the “First Amendment Effective Date”) is entered into among SynCardia Systems, Inc., a Delaware corporation (the “Borrower”), the Lenders party hereto and Cantor Fitzgerald Securities, as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Lenders and the Administrative Agent entered into that certain Second Lien Credit Agreement dated as of December 13, 2013 (as amended or modified from time to time, the “Credit Agreement”);

WHEREAS, certain defaults and events of default have occurred by reason of the Borrower’s failure to comply with: (a) Section 9.01(d) of the Credit Agreement by reason of Borrower’s breach of Sections 6.05(d) and 6.15 of the Credit Agreement, and Section 9.01(p) of the Credit Agreement, by reason of the ATS heart valve failure and resulting supply chain disruption; (b) Sections 9.01(b) of the Credit Agreement by reason of the Borrower’s failure to deliver a report and opinion of an independent certified public accountant that is not subject to a “going concern” or like qualification or exception as required by Section 7.01(a) of the Credit Agreement; (c) Section 9.01(m) of the Credit Agreement by reason of the Borrower’s failure to pay off all amounts outstanding under all University Medical Center contracts on or before March 31, 2014; and (d) Section 9.01(b) of the Credit Agreement by reason of Borrower’s failure to report the above Defaults in accordance with Section 7.03(a) and 7.03(b) of the Credit Agreement (collectively, the “Existing Events of Default”);

WHEREAS, each of the Lenders has agreed to use the September 15, 2014 Revenue Based Payment to which it is entitled to purchase shares of Series F Convertible Preferred Stock of the Borrower in the amounts set forth on Annex I opposite its name (the “Series F Preferred Shares”), which such purchase is to be effective as of the date hereof and effected pursuant to this Agreement and in that certain Series F Convertible Preferred Stock Purchase Agreement dated as of September 15, 2014 by and among the Borrower, the Lenders party thereto and certain other existing and prospective equity holders of the Borrower party thereto (“Series F Purchase Agreement”);

WHEREAS, the Borrower has requested that the Lenders waive the Existing Events of Default, and Lenders have agreed to waive the Existing Events of Default subject to an amendment to the Credit Agreement as more fully set forth herein; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Reaffirmation. The Borrower acknowledges and reaffirms (a) that it is bound by all of the terms of the Loan Documents to which it is a party and (b) that it is responsible for the observance and full performance of all Obligations, including without limitation, the repayment of the Loans and interest and prepayment premiums thereon and fees with respect thereto. Furthermore, the Borrower acknowledges and confirms (x) that the Administrative Agent and the Lenders have performed fully all of their respective obligations under the Credit Agreement and the other Loan Documents and (y) that by entering into this Agreement, the Administrative Agent and the Lenders do not waive or release any term or condition of the Credit Agreement or any of the other Loan Documents or any of their rights or remedies under such Loan Documents or any applicable law or any of the obligations of the Loan Parties thereunder.

2. Amendments. The Credit Agreement is hereby amended as follows:

(a) The following definitions are hereby added to Section 1.01 of the Credit Agreement in appropriate alphabetical order to read as follows:

“First Amendment Effective Date” means September 15, 2014.

“Qualifying Equity Raise” means an issuance by the Borrower of its Equity Interests (other than any Disqualified Stock) on or after the First Amendment Effective Date, on terms and conditions satisfactory to the Administrative Agent and the Required Lenders, including authorization for the issuance to be held open by the Borrower for subscription until the earlier of the receipt of no less than $15,000,000 of gross cash proceeds by Borrower or February 28, 2015.

“Series F Purchase Agreement” means that certain Series F Convertible Preferred Stock Purchase Agreement dated as of September 15, 2014 by and among the Borrower, the Lenders party thereto and certain other existing and prospective equity holders of the Borrower party thereto.

“Series F Preferred Stock” means those certain shares of Series F Preferred Stock issued pursuant to the Certificate of Incorporation in effect on the First Amendment Effective Date, which do not by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable), or upon the happening of any event, (a) mature or be mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or be redeemable at the option of the holder thereof, in whole or in part, or otherwise have any distributions or other payments which are mandatory or otherwise required at any time on or prior to the date that is one hundred eighty-one (181) days after the Maturity Date, other than pursuant to Section II.8 of Article Fourth of the Certificate of Incorporation as in effect on the First Amendment Effective Date, (b) convert into or be exchangeable (unless at the sole option of the issuer thereof) for (x) debt securities or (y) any Equity Interest referred to in clause (a) above, in each case at any time prior to the date that is one hundred eighty-one (181) days after the Maturity Date or (c) require that dividends be paid at any time that such payment would be prohibited by the terms of this Agreement or any other agreement of such Person.

“Stockholders’ Agreement” means that certain Ninth Amended and Restated Stockholders’ Agreement dated as of September 15, 2014.

(b) The definition of “Funded Indebtedness” is hereby amended to delete the clause “(other than Series A Preferred Stock)” and to substitute therefor the clause “(other than Series F Preferred Stock)”.

(c) The definition of “Loan Documents” is hereby amended and restated in its entirety to read as follows:

“Loan Documents” means this Agreement, each Note, the Intercreditor Agreement, each Joinder Agreement, each Collateral Document, the Fee Letter, the Stockholders’ Agreement, the Series F Purchase Agreement and any subordination agreement entered into by the Administrative Agent with respect to Indebtedness permitted hereby.

(d) The last sentence of “Obligations” is amended and restated in its entirety to read as follows:

“For the avoidance of doubt, “Obligations” shall include (i) any obligation to pay the Return Premium and (ii) any obligation to apply Revenue-Based Payments or other amounts (to the extent of such Revenue-Based Payments or other amounts) to the Revenue-Based Premium as provided for under Section 2.04; and “Obligations” shall not include the obligations of the Borrower under the Stockholders’ Agreement or the Series F Purchase Agreement.”

(e) The definitions of “Series A Preferred Stock”, “Series A Preferred Stock Condition”, “Series A Preferred Stock Redemption Event” in Section 1.01 of the Credit Agreement are hereby deleted in their entirety.

(f) Section 2.03(d) of the Credit Agreement is deleted in its entirety and amended to read as follows:

“(d) [Reserved].

(g) Section 6.13(b) of the Credit Agreement is deleted in its entirety and amended to read as follows:

“Set forth on Schedule 6.13(b) is a true and complete table showing the authorized and issued capitalization of the Borrower as of the First Amendment Effective Date on a fully diluted basis, together with the Redemption Maturity Date for each class of Equity Interests of the Borrower. As of the First Amendment Effective Date, except as described on Schedule 6.13(b), there are no outstanding commitments or other obligations of the Borrower or any Subsidiary to issue, and no rights of any Person to acquire, any shares of any Equity Interests of the Borrower or any of its Subsidiaries. Except as set forth on Schedule 6.13(b) and as contained in the Warrants, the Registration Rights Agreement and the Borrower’s Organization Documents, there are no statutory or contractual preemptive rights, rights of first refusal, anti-dilution rights or any similar rights held by equity holders or option holders of the Borrower with respect to the issuance of the Warrants and all such rights have been effectively waived with regard to the issuance of the Warrants. There are no agreements (voting or otherwise) among the Borrower’s equity holders with respect to any other aspect of the Borrower’s affairs, except as set forth on Schedule 6.13(b).”

(h) Section 7.03(f) of the Credit Agreement is hereby deleted in its entirety and amended to read as follows:

“(f) [Reserved].”

(i) Section 7.17 of the Credit Agreement is amended to delete the “.” at the end of the existing Section 7.17, and replace it with the following text:

“, and at all times maintain aggregate cash balances in all deposit accounts (based on the Borrower’s book balance) of no less than $2,000,000.”

(j) A new Section 7.20 is added to the Credit Agreement and shall read as follows:

“Section 7.20 Minimum 50cc Total Artificial Heart Revenue.

On or before February 28, 2015, the Borrower shall have received no less than $7,000,000 of cash payments in respect of purchase orders, sales contracts or study deposits related to the Borrower’s 50cc Total Artificial Heart.”

(k) A new Section 7.21 is added to the Credit Agreement and shall read as follows:

“Section 7.21 Additional Equity Issuance Proceeds.

On or before October 31, 2014, the Borrower shall have received no less than $9,000,000 of gross cash proceeds in the aggregate from the issuance of Equity Interests pursuant to the Qualifying Equity Raise (inclusive of gross cash proceeds from the issuance of Equity Interests pursuant to the Qualifying Equity Raise that are received by the Borrower after September 1, 2014 and on or prior to the First Amendment Effective Date, including proceeds from the purchase of shares by the Lenders with the proceeds of the Revenue Based Payment).”

(l) Section 8.06(c) is amended and restated in its entirety to read as follows:

“(c) the Borrower may purchase the Warrants pursuant to Section 5 thereof”

(m) Section 8.06(d) is hereby deleted in its entirety and amended to read as follows:

“(d) the Borrower may incur the obligation to redeem the Series F Preferred Stock pursuant to Section II.8 of Article Fourth of the Certificate of Incorporation as in effect on the First Amendment Effective Date; provided, that, except as provided by Section 8.06(b), the Borrower may not declare or make any Restricted Payment on or with respect to the Series F Preferred Stock.”

(n) Section 8.13 of the Credit Agreement is hereby amended to remove the clause “(other than the Series A Preferred Stock)”.

(o) Section 9.01(m) of the Credit Agreement is amended and restated in its entirety read as follows:

“(m) University Medical Center Contracts. An “Event of Default” or any comparable term occurs under, or the Borrower fails to make any required payment under, any University Medical Center Contract; or”

(p) Section 9.01(n) of the Credit Agreement is hereby deleted in its entirety and amended to read as follows:

“(n) [Reserved].”

(q) Schedule 5.01(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the Schedule 5.01(d) attached to this Agreement as Exhibit 1.

(r) Schedule 6.13(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the Schedule 6.13(b) attached to this Agreement as Exhibit 2.

3. Waiver. The Borrower acknowledges and agrees that the Existing Events of Default exist under the Credit Agreement. Subject to the terms and conditions set forth herein, the Administrative Agent (acting at the direction of the undersigned Lenders), and the Required Lenders signatory hereto, constituting 100% of Lenders, agree that upon satisfaction of all conditions precedent to the effectiveness of this Agreement, the Existing Events of Default are and shall be deemed waived; provided that, nothing herein shall modify or affect the obligations of the Borrower to comply with each and every other duty, term, condition or covenant contained in the Credit Agreement, this Amendment and the other Loan Documents from and after the date hereof.

4. Release. As a material part of the consideration for Administrative Agent and the Lenders entering into this Agreement, the Borrower agrees as follows (the “Release Provision”):

(a) By its signature below, the Borrower hereby agrees that the Administrative Agent, the Lenders, each of their respective Affiliates and each of the foregoing Persons’ respective officers, managers, members, directors, partners, agents and employees, and their respective successors and assigns (hereinafter all of the above collectively referred to as the “Lender Group”), are irrevocably and unconditionally released, discharged and acquitted from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under or otherwise arising in connection with the Loan Documents on or prior to the date hereof.

(b) The Borrower hereby acknowledges, represents and warrants to the Lender Group that:

(i) it has read and understands the effect of the Release Provision. The Borrower has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for the Borrower has read and considered the Release Provision and advised the Borrower with respect to the same. Before execution of this Agreement, the Borrower has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.

(ii) the Borrower is not acting in reliance on any representation, understanding, or agreement not expressly set forth herein. The Borrower acknowledges that the Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

(iii) the Borrower has executed this Agreement and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.

(iv) the Borrower is the sole owner of the claims released by the Release Provision, and the Borrower has not heretofore conveyed or assigned any interest in any such claims to any other Person.

(c) The Borrower understands that the Release Provision was a material consideration in the agreement of the Administrative Agent and the Lenders to enter into this Agreement. The Release Provision shall be in addition to any rights, privileges and immunities granted to the Administrative Agent and the Lenders under the Loan Documents.

5. Series F Preferred Stock Purchase.

(a) Subject to the terms and conditions hereinafter set forth, effective immediately upon the First Amendment Effective Date, each Lender shall use the proceeds of the Revenue Based Payment due September 15, 2014 to which it is entitled to purchase Series F Preferred Shares in the amounts set forth opposite its name on Annex I hereto.

(b) Each party hereto agrees that, for all tax purposes, the securities being issued to the applicable Lenders pursuant to subsection (a) have a fair market value equal to $1.39 per Series F Preferred Share, and that each party hereto shall use such agreed-upon value for all tax reporting purposes.

(c) Upon execution of this Amendment and the Series F Purchase Agreement by the Borrower and the Lenders, the Borrower shall deliver to the applicable Lenders certificates representing the Series F Preferred Shares in the amounts set forth opposite its name on Annex I hereto.

(d) For the avoidance of doubt, the use of the proceeds of the September 15, 2014 Revenue-Based Payment to purchase Series F Preferred Shares, as described above, shall be deemed to be a payment “in cash” for purposes of the following defined terms or Sections of the Credit Agreement: clause (ii) of Return Premium, clause (ii) of Revenue-Based Premium, Section 2.04(a)(i), Section 2.04(a)(ii)(B), Section 9.01(t), and Section 9.02(b)(i).

6. Conditions Precedent. This Agreement shall be effective upon satisfaction of the following conditions precedent:

(a) the receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Borrower and the Lenders and acknowledged by the Administrative Agent;

(b) the receipt, by the Borrower, of no less than $6,000,000 of gross cash proceeds from the issuance of Equity Interests pursuant to the Qualifying Equity Raise (including the proceeds of shares purchased by the Lenders with the proceeds of the Revenue Based Payment);

(c) the conversion of all outstanding classes of preferred Equity Interests (existing prior to the issuance of a newly designated Series F Preferred Stock) into common Equity Interests in the Borrower;

(d) payment, by the Borrower, of all outstanding fees, costs and expenses of counsel to the Lenders and the Administrative Agent incurred in drafting, negotiating and consummating the transactions contemplated by this Agreement or currently outstanding under the Loan Documents;

(e) receipt, by the Borrower, of all necessary approvals, authorizations and consents required to consummate the Qualifying Equity Raise;

(f) the Borrower shall have entered into an amendment of the First Lien Credit Agreement (in form and substance satisfactory to the Administrative Agent and the Required Lenders) waiving all outstanding defaults and events of default existing through the date of the First Amendment Effective Date; and

(g) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Required Lenders, (i) certifying that the Organization Documents of the Borrower delivered on the First Amendment Effective Date have not been amended, supplemented or otherwise modified and remain in full force and effect as of the First Amendment Effective Date and (ii) attaching resolutions of the Borrower approving and adopting this Agreement, the transactions contemplated herein and authorizing the execution and delivery of this Agreement and any documents, agreements or certificates related thereto and certifying that such resolutions have not been amended, supplemented or otherwise modified and remain in full force and effect as of the First Amendment Effective Date.

7. Miscellaneous.

(a) The Credit Agreement, as modified hereby, and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement shall constitute a Loan Document.

(b) The Borrower hereby represents and warrant as follows:

(i) it has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii) this Agreement has been duly executed and delivered by the Borrower and constitutes the Borrower’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(iii) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Borrower of this Agreement.

(c) The Borrower represents and warrants to the Administrative Agent and the Lenders that (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects (or, if any such representation or warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct in all respects) as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date and (ii) no event has occurred and is continuing (other than the Existing Events of Default) which constitutes (A) a Default or an Event of Default or (B) an Event of Non-Compliance under the Warrants.

(d) This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(e) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(f) Direction. The Lenders party hereto hereby direct and authorize the Administrative Agent, pursuant to Section 10.03 of the Credit Agreement, to execute and deliver the Agreement (the foregoing, the “Direction”). The Lenders party hereto acknowledge and affirm their obligations under Section 10.03 of the Credit Agreement to hold harmless and indemnify the Administrative Agent in connection with the Direction.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	SYNCARDIA SYSTEMS, INC.,
a Delaware corporation

	By:	/s/ Michael Garippa
	Name:	Michael Garippa
	Title:	Chief Executive Officer

LENDERS:	ATHYRIUM OPPORTUNITIES FUND (A) LP,
a Delaware limited partnership

By: ATHYRIUM OPPORTUNITIES ASSOCIATES LP, its General Partner

By: ATHYRIUM OPPORTUNITIES ASSOCIATES GP LLC, the General Partner of Athyrium Opportunities Associates LP

		By:	/s/ Andrew Hyman
		Title:	SVP
		Date:	September 15, 2014

ATHYRIUM OPPORTUNITIES FUND (B) LP,
a Delaware limited partnership

By: ATHYRIUM OPPORTUNITIES ASSOCIATES LP, its General Partner

By: ATHYRIUM OPPORTUNITIES ASSOCIATES GP LLC, the General Partner of Athyrium Opportunities Associates LP

		By:	/s/ Andrew Hyman
		Title:	SVP
		Date:	September 15, 2014

SWK FUNDING LLC,
a Delaware Limited Liability company

	By:	/s/ Brett Pope
	Title:	CEO
	Date:	September 15, 2014

ACKNOWLEDGED AND AGREED:

ADMINISTRATIVE AGENT:	CANTOR FITZGERALD SECURITIES

	By:	/s/ James Bond
	Title:	Chief Operating Officer
	Date:	September 15, 2014

EXHIBIT 1

Schedule 5.01(d)

See Schedule 5.01(d) delivered by the Borrower with that certain Second Lien Credit Agreement dated as of December 13, 2013. In addition, the Existing Events of Default have occurred, and the facts and circumstances and other events giving rise to the Existing Events of Default have occurred.

EXHIBIT 2

Schedule 6.13(b)

Schedule 6.13(b)-Capitalization

as of 9/15/2014

Stock Options	Underlying Shares	Weighted Average Exercise Price
Outstanding as of 9/15/2014	1,366,121	$0.37

Stock Type	# of Shares Authorized	# of Shares Outstanding/Issuable

Common Stock	40,000,000	19,278,946

New Series F Preferred (1)	10,791,366	4,616,563

Common Stock Warrants		3,030,480

Common Stock Options		2,881,405

Athyrium Fund A Common Warrants		133,250

Athyrium Fund B Common Warrants		73,682

Fully Diluted Shares		30,014,326

(1)	Reflects shares to be issued in the Initial Closing under the Series F Preferred Stock Purchase Agreement, including 275,622 shares to be issued to the Lenders

Annex I

Purchaser	Aggregate Purchase Price	Series F Preferred Shares
Athyrium Opportunities Fund (A) LP	$98,678.88	70,992
Athyrium Opportunities Fund (B) LP	$54,565.84	39,256
SWK Funding LLC	$229,869.86	165,374